Ex.-10(f)(iii)

EXTENSION OF LEASE
DATED DECEMBER 31, 1994
BETWEEN
HOWARD SIEGEL, as Landlord
And
AMERICAN MEDICAL ALERT CORP., as Tenant

1.
The parties previously entered into a written Lease of premises 3265 Lawson Blvd., Oceanside, New York on December 31, 1994 for a term commencing on January 1, 1995 and ending on December 31, 1999.  The aforementioned Lease was further extended by Extension Agreement dated February 9, 1998 until September 30, 2007; thereafter the Lease was extended by Extension Agreement dated June 7, 2007 through March 31, 2008; and, thereafter was extended by Extension Agreement dated January 23, 2008 through September 30, 2008.  Thereafter, the term was extended by Extension Agreement dated August 19, 2008 through December 31, 2009.

2.	The term of the Lease currently expires and terminates as of December 31, 2009.

3.	The parties do hereby agree to extend the Lease from January 1, 2010 through December 31, 2012.

4.
All the current and existing terms, covenants and conditions of the original Lease dated December 31, 1994, as amended by Agreements set forth above are hereby incorporated in and made a part of this Extension of Lease.  During the term of extension of Lease from January 1, 2010 through December 31, 2012, the current terms and conditions of the Lease including, but not limited to, annual rent presently in effect shall remain in full force and effect and the Tenant shall not be subject to any additional increase during the extension period.

Dated: November 17, 2009	By:	/s/ Howard Siegel
Howard Siegel, Landlord

American Medical Alert Corp.

By:	/s/ Jack Rhian
Jack Rhian, Chief Executive Officer & President